UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 30, 2023

Atossa Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 588-0256

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuance to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	The Nasdaq Capital Market

Item 8.01 Other Events.

On August 30, 2023, Atossa Therapeutics, Inc. (the “Company”) announced that Intas Pharmaceuticals LTD. (the “Petitioner”) had filed a Petition for Post Grant Review (“PGR”) with the U.S. Patent and Trademark Office (the “PGR Petition”) relating to one of the Company’s issued patents (U.S. Patent No. 11,572,334), titled, “Methods for Making and Using Endoxifen,” (the “Patent”). The Company intends to contest the PGR Petition and believes that the Patent was properly granted and is valid and enforceable. However, there can be no assurance that the Company will prevail in contesting the PGR Petition. The Petitioner will be estopped from raising arguments in subsequent litigation that were raised, or reasonably could have been raised, during the PGR proceedings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 30, 2023

/s/ Greg Weaver
Greg Weaver Executive Vice President and Chief Financial Officer